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                            SUBSIDIARIES OF THE REGISTRANT


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         Company              Organization           Shares          % of
                                                   Outstanding    Ownership
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
 Polaris Industries      Delaware                      100            100%
 Inc.                    Corporation
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 Polaris Real Estate     Delaware Corporation         1,000         100% (1)
 Corporation of Iowa,
 Inc.
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 Polaris Real Estate     Delaware Corporation         1,000         100% (2)
 Corporation
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 Polaris Acceptance      Minnesota Corporation          1             100%
 Inc.
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 Polaris Industries      Barbados Corporation         1,000           100%
 Export Ltd.
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 Polaris Industries      Manitoba Corporation          101          100% (3)
 Ltd.
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

     (1), (2), and (3) Owned 100% by Polaris Industries Inc., a Delaware corporation.